As filed with the Securities and Exchange Commission on November 9, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Southwestern Energy Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0205415
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2350 North Sam Houston Parkway East

Suite 125

Houston, Texas 77032

(281) 618-4700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark K. Boling President, V+ Development Solutions, General Counsel and Secretary Southwestern Energy Company 2350 North Sam Houston Parkway East, Suite 125 Houston, Texas 77032 (281) 618-4700	William F. Gorin James D. Small Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006-1470 (212) 225-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee
Common Stock, par value $0.01 per share (1) Debt Securities Guarantees of Senior Debt Securities (2)	(3)

(1)	Including such indeterminate number of shares of common stock as may be issued from time to time (i) at an indeterminate price or (ii) upon conversion or exchange of debt securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for shares of common stock.
(2)	Subsidiaries of Southwestern Energy Company listed on the Table of Additional Registrants below may fully and unconditionally guarantee on an unsecured basis Southwestern Energy Company’s senior debt securities. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of such senior debt securities being registered concurrently.
(3)	An indeterminate aggregate initial offering price of the securities being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Southwestern Energy Company is deferring payment of all of the related registration fees.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Name of Additional Registrants*	State or Other Jurisdiction of Incorporation or Organization	Primary SICC Number	I.R.S. Employer Identification Number
SEECO, Inc.	Arkansas	1311	71-0489977
Southwestern Energy Production Company	Arkansas	1311	71-0358796
Southwestern Energy Services Company	Arkansas	1311	71-0794468

*	The address, including zip code, and telephone number, including area code, for each of the additional registrants’ principal executive offices are the same as Southwestern Energy Company. The name, address, including zip code of the agent for service for each of the additional registrants are the same as Southwestern Energy Company.

COMMON STOCK

DEBT SECURITIES

We may offer from time to time in one or more issuances:

•	shares of our common stock, or

•	one or more series of unsecured debt securities, which may be senior notes or debentures or other unsecured evidences of indebtedness.

We may also issue common stock upon the conversion or exchange of debt securities issued under this prospectus. These securities are collectively referred to in this prospectus as the “securities.”

We will offer the securities in an amount and on terms to be determined by market conditions and other circumstances at the time of the offering.

Our common stock is quoted on the New York Stock Exchange under the symbol “SWN.” The last reported sale price of our common stock on November 8, 2012 was $34.16 per share.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 9, 2012.

We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide to you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Southwestern Energy Company filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and any pricing supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement and pricing supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement and any applicable pricing supplement.

To understand the terms of our securities, you should carefully read this document with the related prospectus supplement. Together they give the specific terms of the securities we are offering. You should also read the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information on our company and our financial statements before investing in our securities.

In this prospectus, unless otherwise indicated or as the context otherwise requires, the terms “Southwestern Energy,” “SWN,” “we,” “us” and “our” refer to Southwestern Energy Company and its consolidated subsidiaries. Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at http://www.swn.com. You may also inspect reports, proxy statements and other information about Southwestern Energy at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits we file with the SEC. You may refer to the registration statement and the exhibits for more information about the securities and us. The registration statement and the exhibits are available at the SEC’s public reference room or through the Internet.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information filed with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus and in our other filings with the SEC. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC; or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, June 30, 2012 and September 30, 2012;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 5, 2012, and the definitive additional materials on Schedule 14A filed on April 5, 2012;

•	our Current Reports on Form 8-K filed with the SEC on February 27, 2012, February 29, 2012, March 6, 2012, June 21, 2012, August 6, 2012, November 2, 2012 and November 7, 2012; and

•	the description of our common stock contained in our current report on Form 8-K/A dated August 3, 2006, and any amendment or report filed for the purpose of updating that description.

Any future filings that we make with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, for so long as the registration statement of which this prospectus is a part remains effective, shall be deemed to be incorporated by reference into this prospectus from the date such documents are filed (other than information in the documents or filings that is deemed not to be filed).

You may request a copy of these filings and any other documents incorporated by reference into this prospectus (excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference into this filing) and a copy of the indenture and other agreements referred to in this prospectus, at no cost, by writing or telephoning us at the following address and telephone number:

Southwestern Energy Company

2350 North Sam Houston Parkway East, Suite 125

Houston, Texas 77032

Attention: Investor Relations

Telephone: (281) 618-4700

The above filings are also available to the public on our website at http://www.swn.com. (We have included our website address as an inactive textual reference and do not intend it to be an active link to our website. Information on our website is not part of this prospectus.)

ABOUT SOUTHWESTERN ENERGY COMPANY

Our Company

We are an independent oil and gas exploration and production company with core areas of operations in Arkansas and Pennsylvania targeting the unconventional shale gas plays in the Fayetteville Shale and the Marcellus Shale, respectively. In addition, we engage in exploration activities in order to test new plays, which we refer to as New Ventures. We also focus on creating and capturing additional value at and beyond the wellhead through our natural gas gathering and marketing business.

Corporate Information

Southwestern Energy Company is a Delaware corporation. Our principal executive offices are located at 2350 North Sam Houston Parkway East, Suite 125, Houston, Texas 77032, and our main telephone number at that location is (281) 618-4700. Our website is located at http://www.swn.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus.

RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk. These risks will be set forth in the prospectus supplement relating to each such security. Certain risk factors relating to our business are set forth in the documents incorporated by reference into this prospectus. Those risk factors may be supplemented and amended by any risk factors set forth in a prospectus supplement. You should consider carefully those risk factors and the other information set forth elsewhere in this prospectus any applicable prospectus supplement or pricing supplement and the documents incorporated by reference herein when making any decision to invest in our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements appear in a number of places in the documents we incorporate by reference. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for our future operations, are forward-looking statements. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance. We have no obligation and make no undertaking to publicly update or revise any forward-looking statements, except as may be required by law.

Forward-looking statements include the items identified in the preceding paragraph, information concerning possible or assumed future results of operations and other statements contained or incorporated by reference in this prospectus identified by words such as “anticipate,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “target” or similar expressions.

You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect our operations, markets, products, services and prices and cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause our actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

•	the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials);

•	our ability to fund our planned capital investments;

•	our ability to transport our production to the most favorable markets or at all;

•	the timing and extent of our success in discovering, developing, producing and estimating reserves;

•	the economic viability of, and our success in drilling, our large acreage position in the Fayetteville Shale play overall as well as relative to other productive shale gas plays;

•	the impact of government regulation, including any increase in severance or similar taxes, legislation relating to hydraulic fracturing, the climate and over-the-counter derivatives;

•	the costs and availability of oilfield personnel, services and drilling supplies, raw materials, and equipment, including pressure pumping equipment and crews;

•	our ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale play and Marcellus Shale play;

•	our future property acquisition or divestiture activities;

•	the impact of the adverse outcome of any material litigation against us;

•	the effects of weather;

•	increased competition and regulation;

•	the financial impact of accounting regulations and critical accounting policies;

•	the comparative cost of alternative fuels;

•	conditions in capital markets, changes in interest rates and the ability of our lenders to provide us with funds as agreed;

•	credit risk relating to the risk of loss as a result of non-performance by our counterparties; and

•	any other factors listed in the reports we have filed and may file with the SEC.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of natural gas and oil. These risks include, but are not limited to, commodity price volatility, third-party interruption of sales to market, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating proved natural gas and oil reserves and in projecting future rates of production and timing of development expenditures and the other risks described under the heading “Risk Factors” or elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2011, and our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequently thereto.

Should one or more of the risks or uncertainties described above or elsewhere in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or an Current Reports on Form 8-K occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement or any forward-looking statement in its entirety and therefore disclaim any resulting liability for potentially related damages.

In addition, this prospectus contains or incorporates by reference estimates regarding market data, which are based on our internal estimates, independent industry publications, reports by market research firms and/or other published independent sources. In each case, we believe those estimates are reasonable. However, market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market data. As a result, you should be aware that market data set forth herein or incorporated herein by reference, and estimates and beliefs based on such data, may not be reliable.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

RESERVE ESTIMATES

This prospectus and certain documents incorporated herein by reference contain estimates of our proved natural gas and oil reserves and the estimated future net revenues from such reserves. Those estimates are based upon various assumptions, including assumptions required by the SEC, relating to natural gas and oil prices, drilling and operating expenses, capital investments, taxes and availability of funds. The process of estimating natural gas and oil reserves is complex. This process requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Therefore, those estimates are inherently imprecise.

Actual future production, natural gas and oil prices, revenues, taxes, development investments, operating expenses and quantities of recoverable natural gas and oil reserves will most likely vary from those estimated. Such variances may be material. Any significant variance could materially affect the estimated quantities and present value of reserves set forth in this prospectus. Our properties may also be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing natural gas and oil prices and other factors, many of which are beyond our control.

Historically, a significant portion of our reserves have been proved undeveloped reserves and proved developed non-producing reserves. Proved undeveloped reserves and proved developed non-producing reserves, by their nature, are less certain than proved developed producing reserves. Estimates of reserves in the non-producing categories are nearly always based on volumetric calculations rather than the performance data used to estimate producing reserves. Recovery of proved undeveloped reserves requires significant capital investments and successful drilling operations. Recovery of proved developed non-producing reserves requires capital investments to recomplete into the zones behind pipe and is subject to the risk of a successful recompletion. Production revenues from proved undeveloped and proved developed non-producing reserves will not be realized, if at all, until sometime in the future.

The reserve data assumes that we will make significant capital investments to develop our reserves. Although we have prepared estimates of our natural gas and oil reserves and the costs associated with these reserves in accordance with industry standards, we cannot assure you that the estimated costs are accurate, that development will occur as scheduled or that the actual results will be as estimated.

You should not assume that the present value of future net cash flows referred to in this prospectus or the documents incorporated by reference herein is the current fair value of our estimated natural gas and oil reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on average prices over the preceding twelve months and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in consumption by gas purchasers or in governmental regulations or taxation could also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of natural gas and oil properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor for our company.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of securities described by this prospectus and such prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of outstanding debt, the purchase of our common stock, investments in or extensions of credit to our subsidiaries, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the quarter ended September 30, 2012 and each of the five years in the period ended December 31, 2011 is set forth below.

	Quarter ended September 30,	Years ended December 31,
	2012	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges[1]	—	11.42x	12.48x	—	12.15x	8.12x

For the purpose of this calculation, “earnings” consists of (loss) income from continuing operations before income taxes, income on equity method investments, fixed charges (excluding interest capitalized and amortization of interest capitalized). “Fixed charges” consists of interest expensed and capitalized, amortization of debt discount and related issuance costs and the component of rental expense believed by management to be representative of the interest factor thereon.

Due to the non-cash full cost-ceiling impairments, our earnings were insufficient to cover our fixed charges for the quarter ended September 30, 2012 and for the year ended December 31, 2009, by approximately $237.3 million and $84.6 million, respectively.

[1]

During the quarter ended September 30, 2012 and year ended December 31, 2009, the Company recorded a non-cash full cost ceiling impairment of $441.5 and $907.8 million, respectively. Excluding impairment, the ratio of earnings to fixed charges would be 7.15 and 11.59 for the quarter-ended September 30, 2012 and year-ended December 31, 2009, respectively.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, we are authorized to issue up to 1,250,000,000 shares of common stock, par value $0.01 per share. As of September 30, 2012, we had approximately 350,415,917 shares of common stock issued (including approximately 66,791 shares held in treasury) and had reserved approximately 13,006,254 shares of common stock for issuance under various employee or director incentive compensation and option plans.

We may issue additional shares of our common stock at times and under circumstances so as to have a dilutive effect on our earnings per share, our net tangible book value per share and on the equity ownership of the holders of our common stock. If we issue shares of our common stock, the prospectus supplement relating to an offering will set forth the information regarding any dilutive effect of that offering.

The following description is a summary of the material provisions of our common stock but does not purport to be complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should refer to our certificate of incorporation and bylaws for additional information.

Common Stock

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” Any additional common stock that we issue will also be listed on the New York Stock Exchange, unless otherwise indicated in a prospectus supplement.

Dividends

We do not currently pay cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operation, capital requirements and other factors that our board of directors deems to be relevant.

Fully Paid

All of our outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock will also be fully paid and non-assessable.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including the election of directors.

Other Provisions

We will notify holders of our common stock of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up, whether voluntarily or not, our common stockholders will share equally in the assets remaining after we pay our creditors. Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws. Holders of our common stock will have no conversion, sinking fund or redemption rights.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors may designate the number of shares constituting any series and the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, but no shares of any series of preferred stock may be issued without the approval of shareholders if (i) the voting rights of the shares of such series would be materially disproportionate to the voting rights of the shares of common stock or (ii) the shares of such series would be convertible into a materially disproportionate number of shares of common stock, in each case taking into account the issue price of the shares of such series and the fair market value of the shares of common stock at the time of such issuance. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Our board of directors has designated 1,000,000 shares of our preferred stock as Series A Junior Participating Preferred Stock, or Series A Preferred Stock, and reserved such shares for issuance under our stockholders’ rights plan. The rights and preferences of the Series A Preferred Stock include, among other things, the following:

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, quarterly dividends payable in cash on the 1st day of March, June, September and December in each year (each such date a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.10 or (ii) subject to adjustment, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of the common stock or a subdivision of the outstanding shares of the common stock (by reclassification or otherwise), declared on our common stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Stock.

Liquidation Preference

With respect to the distribution of our assets upon liquidation, dissolution or winding-up, the holders of the Series A Preferred Stock are entitled to receive an amount equal to $1.00 per share prior to any distribution to holders of our common stock or other ranking junior stock. Holders of our common stock are then entitled to ratable and proportionate catch-up payments. Thereafter, holders of the Series A Preferred Stock and holders of our common stock will receive their ratable and proportionate share of the remaining assets to be distributed, on a per share basis.

Voting Rights

Each share of the Series A Preferred Stock entitles the holder thereof to 1,000 votes, subject to adjustment, on all matters submitted to a vote of our stockholders. Except as otherwise set forth in our certificate of designation relating to the Series A Preferred Stock or as provided by law, the holders of shares of the Series A Preferred Stock and the holders of shares of our common stock vote together as one class on all matters submitted to a vote of stockholders.

Other Provisions

A detailed description of the Series A Preferred Stock may be found in the certificate of designation attached as Exhibit 3.1 to Amendment No. 3 to our registration statement on Form 8-A dated April 9, 2009, which you may obtain as described under “Where You Can Find More Information.”

Transfer Agent

The transfer agent and registrar of our common stock is Computershare Trust Company N.A.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The following provisions of our certificate of incorporation and bylaws and the following provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include provisions:

•	authorizing blank check preferred stock, which we could issue with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	requiring advance notice of proposals by our stockholders for business to be conducted at stockholder meetings and for nominations of candidates for election to our board of directors; and

•	controlling the procedures for the conduct of our board and stockholder meetings and the election, appointment and removal of our directors.

The Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•

our board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder prior to the date the person attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66  2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by this provision. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities in one or more series under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as such indenture may be supplemented in connection with any particular issuance.

In this section, the terms “we,” “our,” “us” and “Southwestern Energy Company” refer solely to Southwestern Energy Company and not its subsidiaries, and references to the “guarantors” are to SEECO, Inc., Southwestern Energy Production Company and Southwestern Energy Services Company, each of which is our direct or indirect subsidiary and may be a guarantor of our senior debt securities if so specified as such in the relevant prospectus supplement with respect to any series of debt securities, and also to any other subsidiary of Southwestern Energy Company that may be specified as a guarantor in the relevant prospectus supplement with respect to any series of debt securities.

References to “debt securities” include both the debt securities and any guarantees, except where otherwise indicated or as the context otherwise requires. References to “holders” mean those who have debt securities registered in their names on the books that we or the trustee maintain for that purpose, and not those who own beneficial interests in debt securities issued in book-entry form through The Depository Trust Company, or DTC, or in debt securities registered in street name. Owners of beneficial interests in debt securities should refer to “Book-Entry Issuance” below.

We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. For further information, you should read the indenture, as it may be supplemented in connection with any particular issuance. The indenture is an exhibit to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by the provisions of the indenture.

We will describe the particular terms and conditions of any series of debt securities offered in a prospectus supplement. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series (except for the issue date, the offering price and certain other terms that may be specified in any prospectus supplement relating to such issuance), and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities issued by us will be unsecured obligations and will rank equally with all of our other unsecured senior indebtedness, and any guarantees will be senior unsecured obligations of the guarantors.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	the rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest;

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the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	if the series will have the benefit of any guarantees, the terms and conditions of any guarantee or guarantees and the identities of any guarantors;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	the place or places where the securities may be exchanged or transferred;

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the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

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our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

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if the payments of principal of, or interest or premium, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

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if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

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if, other than the principal amount thereof, any portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•	any modifications of or additions to the events of default or our covenants with respect to securities of the series;

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under what circumstances, if any, we will pay additional amounts on the securities of the series to persons who are not U.S. persons in respect of taxes or similar charges withheld or deducted and, if so, whether we will have the option to redeem the securities rather than pay those additional amounts (and the term of any such option);

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance;

•	if other than the trustee, the identity of the registrar and any paying agent;

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if the securities of the series shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend which shall be borne by such global security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series and of like tenor of any authorized form and denomination, and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Guarantees

To the extent that any guarantees are specified in the prospectus supplement with respect to any series of debt securities, the guarantors specified therein will guarantee the full and punctual payment of principal, premium, if any, interest, and any other amounts that may become due and payable by us in respect of the debt securities. The guarantee of any subsidiary guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to the debt securities of a particular series as described below under “—Defeasance” or if we satisfy our obligations under the indenture as provided below under “—Satisfaction and Discharge,” then all of the subsidiary guarantees relating to such debt securities will be released. Further, if no default or event of default has occurred and is continuing under the indenture, a subsidiary guarantor will be unconditionally released and discharged from its guarantee of each series of debt securities for which it provides a guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our equity interests in the subsidiary guarantor;

•	automatically upon the liquidation and dissolution of the subsidiary guarantor; or

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following delivery of a written notice by us to the trustee, upon the release of all guarantees or other obligations of the subsidiary guarantor with respect to the obligations of us or any of our subsidiaries under our senior credit facility (as it may be amended or replaced from time to time); provided that if at any time following any release of a subsidiary guarantor from its guarantee of the debt securities of a particular series pursuant to this bullet point, the subsidiary guarantor again guarantees, becomes a co-obligor with respect to or otherwise provides direct credit support for any of the obligations of us or any of our subsidiaries under our senior credit facility (as it may be amended or replaced from time to time), then we will cause the subsidiary guarantor to again guarantee such debt securities in accordance with the indenture.

Change of Control Event

Unless specified to the contrary in the prospectus supplement with respect to any series of debt securities, if a change of control event occurs, each holder will have the right, pursuant to the terms set forth in the indenture, to require us to repurchase all or any part (in an amount equal to at least the minimum denomination of such series of Securities as specified in the terms thereof or an integral multiple as specified in excess thereof) of such holder’s debt securities at a purchase price in cash equal to 101% of the principal amount of such debt securities plus accrued and unpaid interest, if any, and premium or liquidated damages, if any, up to but excluding the date of purchase (subject to the right of holders of record on any relevant record date to receive interest due on the related relevant interest payment date).

Within 30 days following a change of control event, if we have not (prior to the change of control event) sent a redemption notice for all such securities in connection with any optional redemption that may be permitted pursuant to the terms of each outstanding series of debt securities, we will mail a notice (the “change of control offer”) to each holder of such debt securities to which this provision applies, with a copy to the trustee, stating among other matters:

(1)	that a change of control event has occurred and that such holder has the right to require us to purchase such holder’s debt securities at a purchase price in cash equal to 101% of the principal amount of such debt securities plus accrued and unpaid interest, if any, and premium or liquidated damages, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “change of control payment”);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “change of control payment date”);

(3)	that any debt securities not properly tendered will remain outstanding and continue to accrue interest;

(4)	that unless we default in the payment of the change of control payment, all debt securities accepted for payment pursuant to the change of control offer will cease to accrue interest on the change of control payment date;

(5)	that holders electing to have any debt securities purchased pursuant to a change of control offer will be required to surrender such debt securities (in accordance with the applicable rules and procedures of the relevant security settlement and clearance organization, if any, if in global form), with appropriate documentation, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the business day preceding the change of control payment date;

(6)	that holders will be entitled to withdraw their tendered debt securities and their election to require us to purchase such debt securities, provided that the paying agent receives, not later than the close of business on the business day preceding the change of control payment date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of the debt securities, the principal amount of debt securities tendered for purchase, and a statement that such holder is withdrawing its tendered debt securities and its election to have such debt securities purchased pursuant to the change of control offer;

(7)	that if we are repurchasing less than all of the debt securities surrendered, the holders of the remaining debt securities will be issued new debt securities, and such new debt securities will be equal in principal amount to the unpurchased portion of the debt securities surrendered, provided that the unpurchased portion of the debt securities must be equal to at least the minimum denomination of such series of debt securities as specified in the relevant prospectus supplement, and in integral multiples of any specified minimum denomination in excess thereof; and

(8)	the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its debt securities repurchased.

On the change of control payment date, we will, to the extent lawful:

(1)	accept for payment all debt securities or portions of debt securities (of at least the minimum denomination of such series of debt securities as specified in the relevant prospectus supplement, and in integral multiples of any specified minimum denomination in excess thereof) properly tendered pursuant to the change of control offer;

(2)	deposit with the paying agent an amount equal to the change of control payment in respect of all debt securities or portions of debt securities properly tendered and not properly withdrawn; and

(3)	deliver or cause to be delivered to the trustee the debt securities so accepted together with an officer’s certificate stating the aggregate principal amount of debt securities or portions of such debt securities being purchased by us.

The paying agent will promptly mail to each holder of the debt securities of a particular series properly tendered and not properly withdrawn the change of control payment for such debt securities, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder new debt securities equal in principal amount to any unpurchased portion of the debt securities surrendered, if any; provided that each such new debt security will be in a principal amount of at least the minimum denomination of such series of debt securities as specified in the relevant prospectus supplement, and in integral multiples of any specified minimum denomination in excess thereof.

If the change of control payment date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and additional interest, if any, will be paid to the person in whose name debt securities are registered at the close of business on such record date, and no further interest will be payable to holders who tender pursuant to the change of control offer.

Unless specified to the contrary in the prospectus supplement with respect to any series of debt securities, the provisions described above will be applicable to any change of control event whether or not any other provisions of the indenture are applicable. Except as described above with respect to a change of control event or as otherwise specified in the prospectus supplement with respect to any series of debt securities, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem our debt securities in the event of a takeover, recapitalization or similar transaction. In addition, we will not be required to make a change of control offer with respect to any series of debt securities upon a change of control event if a third party makes the change of control offer with respect to such series of debt securities in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by us and purchases all debt securities to which such offer applies that are validly tendered and not withdrawn under such change of control offer.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with any required repurchase of debt securities as a result of a change of control event. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, or compliance with the change of control event provisions of the indenture would constitute a violation of any such laws or regulations, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the indenture by virtue of our compliance with such securities laws or regulations.

Our ability to repurchase debt securities pursuant to a change of control offer may be limited by a number of factors. The occurrence of certain of the events that constitute a change of control would constitute a default under our senior credit facility. In addition, certain events that may constitute a change of control under our senior credit facility and cause a default under that agreement will not constitute a change of control or a change of control event under the indenture. Our future indebtedness or that of our subsidiaries may also contain prohibitions of certain events that would constitute a change of control or require such indebtedness to be repurchased upon a change of control or a change of control event. Moreover, the exercise by the holders of their right to require us to repurchase debt securities following a change of control in connection with a change in control event could cause a default under such indebtedness, even if the change of control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of our senior credit facility and other and/or future indebtedness may, prohibit our prepayment or repurchase of debt securities before their scheduled maturity. Consequently, if we are not able to prepay any such other indebtedness containing similar restrictions or obtain requisite consents, we will be unable to fulfill any repurchase obligations we may have if holders of debt securities exercise their repurchase rights following a change of control, which would result in a default under the indenture. A default under the indenture may result in a cross-default under our senior credit facility. The provisions described above may deter certain mergers, tender offers and other takeover attempts involving us.

We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control or a change of control event under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional indebtedness are contained in the covenants described under “Covenants—Limitation on Liens” and “Covenants—Limitation on Sale and Leaseback Transactions.” Such restrictions in the indenture can be waived only with the consent of the holders of a majority in principal amount of the debt securities of a particular series then outstanding with respect to such series of debt securities. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the debt securities protection in the event of a highly leveraged transaction.

The definition of “change of control” includes a disposition of all or substantially all of the assets of Southwestern Energy Company (determined on a consolidated basis). Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of debt securities may require us to make an offer to repurchase such debt securities as described above.

The provisions under the indenture relative to our obligation to make an offer to repurchase debt securities as a result of a change of control event may be waived or modified or terminated with respect to each series of debt securities with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including consents obtained in connection with a tender offer or exchange offer for such debt securities ) prior to the occurrence of such change of control event.

Under the indenture:

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“capital stock” means, as to any person, any and all shares, units of beneficial interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities or other indebtedness convertible into such equity.

•	“change of control” means the occurrence of any of the following:

(1)	any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of Southwestern Energy Company; provided that a transaction in which Southwestern Energy Company becomes a subsidiary of another person shall not constitute a change of control if, immediately following such transaction, (a) the persons who were stockholders of Southwestern Energy Company immediately prior to such transaction continue to beneficially own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding voting stock of such other person of whom Southwestern Energy Company has become a subsidiary and (b) no person other than such other person of whom Southwestern Energy Company has become a subsidiary beneficially owns, directly or indirectly, more than 50% of the voting power of the voting stock of Southwestern Energy Company;

(2)

the merger or consolidation of Southwestern Energy Company with or into another person or the merger of another person with or into Southwestern Energy Company, or the sale, lease or other disposition of all or substantially all the assets of Southwestern Energy Company (determined on a consolidated basis) to another person, other than (i) (A) a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the voting stock of Southwestern Energy Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person (or any parent thereof) in such merger or consolidation transaction immediately after such transaction or (B) a transaction that would be permitted under the proviso to clause (1) of this definition of “change of control” or (ii) in the case of a sale, lease or other disposition of all or substantially all assets transaction, a transaction in which each transferee becomes an obligor in respect of the debt securities of the relevant series and a subsidiary of the transferor of such assets; or

(3)	the adoption of a plan relating to the liquidation or dissolution of Southwestern Energy Company.

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“change of control event” means the occurrence of either of the following: (1) if the debt securities of a particular series do not have an investment grade rating from both of the rating agencies on the first day of the trigger period, such debt securities of such series are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating thereof on the first day of the trigger period by both of the rating agencies on any date during the trigger period, or (2) if the debt securities of a particular series have an investment grade rating from both of the rating agencies on the first day of the trigger period, such debt securities cease to have an investment grade rating from both of the ratings agencies on any date during the trigger period; provided, however, that for so long as any of our existing senior notes are outstanding, if we are required to offer to purchase any such existing senior notes as a result of the occurrence of a change of control (as defined in such existing senior notes), then the occurrence of such change of control shall constitute a change of control event. For purposes of the foregoing, “existing senior notes” means shall mean (i) such series of such senior notes may be specified in the prospectus supplement relating to such debt securities or (i) if no such series as specified in such prospectus supplement as described in clause (i), each series of senior notes issued by Southwestern Energy Company (whether or not guaranteed by any of our subsidiaries) that is outstanding on the original issue date of the relevant series of debt securities (excluding any issuance of additional securities of such series).

If a rating agency is not providing a rating for the debt securities of a particular series at the commencement of the trigger period, a change of control event shall be deemed to have occurred with respect to such rating agency as a result of the related change of control. Notwithstanding the foregoing, no change of control event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually occurred.

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“investment grade rating” means a rating by any rating agency equal to or greater than (i) BBB- by S&P or (ii) Baa3 by Moody’s or (iii) the equivalent thereof under any new ratings system if the ratings system of either such agency shall be modified after the date hereof, or (iv) the equivalent rating or any other Ratings Agency selected by Southwestern Energy Company as provided by the definition of Ratings Agency.

•	“Moody’s” means Moody’s Investors Services, Inc. or any successor to the rating agency business thereof.

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“Ratings Agency” means any of (1) Moody’s, (2) S&P; or (3) if S&P or Moody’s ceases to rate the debt securities of a particular series or ceases to make a rating on debt securities of a particular series publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on such debt securities publicly available selected by Southwestern Energy Company (as certified by an officer’s certificate), which shall be substituted for S&P or Moody’s, as the case may be.

•	“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

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“trigger period” means the period commencing on the day of the first public announcement by us of any change of control (or pending change of control) and ending 60 days following consummation of such change of control (which trigger period will be extended following consummation of a change of control for so long as either of the rating agencies has publicly announced that it is considering a possible ratings downgrade related to such change of control).

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“voting stock” of a person means all classes of capital stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness. The indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction.

Unless otherwise indicated in the prospectus supplement, covenants contained in the indenture, which are summarized below, will apply to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Limitation on Liens. We will not, and will not permit any of our subsidiaries to, incur, assume or guarantee any indebtedness for borrowed money secured by a lien on any (a) productive property, (b) any principal transmission facility or (c) any shares of stock of any subsidiary (collectively, (a), (b) and (c), “principal property”), if the sum, without duplication, of:

•	the aggregate principal amount of all secured debt (other than secured debt referred to in clauses (i) – (viii) below); and

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all attributable debt in respect of sale and leaseback transactions involving any principal property (other than sale and leaseback provisions permitted pursuant to the second paragraph of the covenant “—Limitation on Sale and Leaseback Transactions” below), exceeds 15% of our consolidated assets, unless we provide that the debt securities will be secured equally and ratably with (or, at our option, prior to) such secured debt.

The provisions described in the foregoing paragraph do not apply to liens incurred, assumed or guaranteed that do not arise from indebtedness for borrowed money and, without limiting the foregoing, also do not apply to liens on principal property:

(i)	with respect to any series of debt securities, any lien (A) existing as of the date of the issue date of such series of debt securities (excluding any subsequent issuance of additional securities of such series) or (B) relating to a contract or arrangement that was entered into by us or any of our subsidiaries prior to the issue date of such series of debt securities (excluding any subsequent issuance of additional securities of such series);

(ii)	upon any principal property (including any related contract rights) existing at the time of acquisition thereof by us or any of our subsidiaries (whether such acquisition is direct or by acquisition of stock, assets or otherwise, provided any such lien is not incurred in contemplation of such acquisition);

(iii)	securing indebtedness under credit facilities of any subsidiary that is not a guarantor of debt securities, provided that the aggregate principal amount of any indebtedness under such credit facilities shall not exceed $250.0 million at any time outstanding;

(iv)	upon or with respect to any property (including any related contract rights) acquired, constructed, refurbished or improved by us or any of our subsidiaries (including, but not limited to, liens to secure all or any part of the cost of construction, alteration or repair of any building, equipment, facility or other improvement on, all or any part of such property, including any pipeline financing) after the issue date of such series of debt securities (excluding any subsequent issuance of additional securities of such series) which are created, incurred or assumed contemporaneously with, or within 360 days after, the latest to occur of the acquisition (whether by acquisition of stock, assets or otherwise), completion of construction, refurbishment or improvement, or the commencement of commercial operation, of such property (or, in the case of liens on contract rights, the completion of construction or the commencement of commercial operation of the facility to which such contract rights relate, regardless of the date when the contract was entered into) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction, refurbishment or improvement; provided, however, that in the case of any such construction, refurbishment or improvement, the lien shall relate only to indebtedness reasonably incurred to finance such construction, refurbishment or improvement;

(v)	securing indebtedness owing by any of our subsidiaries to us or to other subsidiaries;

(vi)	arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing indebtedness;

(vii)	for the sole purpose of extending, renewing or replacing (or successive extensions, renewals or replacements), in whole or in part, any lien referred to in the foregoing subsections (i), (ii), (iv) or (vi) above or this subsection (vii), or of any indebtedness secured thereby; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property subject to the lien so extended, renewed or replaced (plus refurbishment of or improvements on or to such property); and

(viii)	any ordinary course lien arising, but only so long as continuing, in the ordinary course of our business or the business of our subsidiaries.

In all of the cases set forth above, notwithstanding any stated limitation on the assets that may be subject to such lien, a lien on a specified asset or group or type of assets may include liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

Under the indenture:

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“attributable debt” means, in respect of a sale and leaseback transaction, as at the time of determination, the present value (discounted from the respective due dates thereof to such date at the rate per annum equal to the interest rate implicit in such lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended); provided, however, that if such sale and leaseback transaction results in a capital lease obligation, the amount of indebtedness represented thereby will be determined in accordance with the definition of “capital lease obligation.”

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“capital lease obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

•	“consolidated assets” means, with respect to us as at any date, our total assets as they appear on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter.

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“credit facilities” means one or more debt facilities (including, without limitation, our senior credit facility), in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced or refinanced (in each case with credit facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

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“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, consistently applied.

•	“ordinary course lien” means any:

(i)	lien incurred in the ordinary course of business to secure the obtaining of advances or the payment of the deferred purchase price of property;

(ii)	lien created by any interest or title of a lessor under any lease entered into by us or any subsidiary in the ordinary course of business and covering only the assets so leased;

(iii)	lien that is a contractual right of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (b) relating to pooled deposits or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (c) relating to purchase orders and other agreements entered in the ordinary course of business;

(iv)	oil, gas or mineral leases arising in the ordinary course of business where the liens arise from the rights of lessors;

(v)	customary initial deposits and margin deposits and similar liens attaching to commodity trading accounts or other brokerage accounts that are not for speculative purposes and arise in the ordinary course of business, including swap agreements, but only to the extent the liens encumber cash, cash equivalents, securities, certificates of deposits or similar investments or accounts only containing such items;

(vi)	lien arising from the sale or other transfer in the ordinary course of business of (A) crude oil, natural gas, other petroleum hydrocarbons or other minerals in place for a period of time until, or in an amount such that, the purchaser or other transferee will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (B) any other interest in property of the character commonly referred to as a “production payment,” “overriding royalty,” “forward sale” or similar interest;

(vii)	lien in favor of the United States of America, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing, refurbishing, developing or improving any property subject thereto, including without limitation, liens to secure indebtedness of pollution control or industrial revenue bond type; and

(viii)	lien arising from any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of us or any subsidiary upon payment of reasonable compensation therefor or to terminate any franchise.

•

“principal transmission facility” means any transportation or distribution facility, including pipelines, of us or any subsidiary of ours located in the United States of America other than (i) any such facility which in the opinion of our Board of Directors is not of material importance to the business conducted by us and our subsidiaries, taken as a whole, or (ii) any such facility in which interests are held by us or by one or more of our subsidiaries or by us and one or more of our subsidiaries and by others and the aggregate interest held by us and all of our subsidiaries does not exceed 50%.

•

“productive property” means any property interest owned by us or any subsidiary of ours in land (including submerged land and rights in and to oil, gas and mineral leases) located in the United States of America classified by us or such subsidiary, as the case may be, as productive of crude oil, natural gas or other petroleum hydrocarbons in paying quantities; provided that such term shall not include any exploration or production facilities on said land, including any drilling or producing platform.

•

“sale and leaseback transaction” means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to us or our subsidiary of any property, whether owned at the date of the indenture or thereafter acquired, which has been or is to be sold or transferred by us or such subsidiary to such person or to any other person to whom funds have been or are to be advanced by such person on the security of such property, in each case provided that the completion of construction or the commencement of commercial operation of the property subject to such transaction shall have occurred more than 180 days prior thereto.

•	“secured debt” means any indebtedness for borrowed money incurred, assumed or guaranteed by us or one of our subsidiaries that is secured by a lien.

•

“swap agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of us or any of our subsidiaries shall be a “swap agreement.”

Limitation on Sale and Leaseback Transactions. Neither we nor any of our subsidiaries may enter into, assume, guarantee or otherwise become liable with respect to any sale and leaseback transaction involving any principal property, unless after giving effect thereto the sum, without duplication, of

•	the aggregate principal amount of all secured debt (other than secured debt permitted by clauses (i) – (viii) in the second paragraph of the covenant “– Limitation on Liens” above); and

•	all attributable debt in respect of sale and leaseback transactions (other than those referred to in the following paragraph)

does not exceed 15% of our consolidated assets.

This restriction shall not apply to any sale and leaseback transaction if, within 180 days from the effective date of such sale and leaseback transaction, we apply or our subsidiary applies an amount not less than the greater of:

•	the net proceeds of the sale of the property leased pursuant to such arrangement; or

•	the fair value of the property;

to retire its funded debt, including, for this purpose, any currently maturing portion of such funded debt, or to purchase other property having a fair value at least equal to the fair value of the property leased in such sale and leaseback transaction. This restriction also does not apply to any sale and leaseback transaction (A) between us and any of our subsidiaries or between any of our subsidiaries or (B) for which, at the time the transaction is entered into, the term of the related lease to us or our subsidiary of the property sold pursuant to such transaction is three years or less.

“Funded debt” means all indebtedness for borrowed money owed or guaranteed by us or any of our subsidiaries and any other indebtedness which, under GAAP, would appear as indebtedness on our most recent consolidated balance sheet, which matures by its terms more than 12 months from the date of such consolidated balance sheet or which matures by its terms in less than 12 months but by its terms is renewable or extendible beyond 12 months from the date of such consolidated balance sheet at the option of the borrower.

Consolidation, Merger and Sale of Assets. The indenture provides that we may not consolidate with or merge into any other person or sell, convey or transfer all or substantially all of our assets (determined on a consolidated basis) to any person, unless:

•

either (i) in the case of a consolidation or merger, the Company is the continuing or surviving person or (ii) the person formed by such consolidation or into which we are merged or the person which acquires our assets is organized in the United States of America (including any state or the District of Columbia) and expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on the debt securities and the performance of every covenant of the indenture on our part;

•

immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance or transfer and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon such consolidation, merger, sale, conveyance or transfer, the successor corporation formed by such consolidation or into which we are merged or to which such sale, conveyance or transfer is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

Events of Default, Notice and Waiver

The indenture provides that if an event of default shall have occurred and be continuing with respect to any series of debt securities, then either the trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of that series may declare to be due and payable immediately the outstanding principal amount of the debt securities of the affected series, together with interest, if any, accrued thereon; provided, however, that if the event of default is any of certain events of bankruptcy, insolvency or reorganization, all the debt securities, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the trustee or the holders.

Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

(1)	default for 30 days or more in payment of any interest on any debt security of that series or any coupon appertaining thereto or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

(2)	default in payment of principal of, or premium, if any, on any debt security of that series when and as due at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when and as due;

(3)	default for 90 days or more after written notice to us by the trustee for such series or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in any material respect in the performance of any other agreement in the debt securities of that series or in the indenture (or in any supplemental indenture or board resolution referred to therein) under which the debt securities of that series have been issued;

(4)	the failure to pay the principal of or interest on indebtedness for borrowed money of us or any significant subsidiary (within the meaning of Regulation S-X under the Securities Act) within any applicable grace period after payment is due or the principal thereof is accelerated by holders thereof because of a default and the total principal amount of such indebtedness in either case exceeds $100.0 million and such acceleration is not rescinded or annulled within 30 days or such indebtedness is not repaid in full within 30 days; provided that such event of default will be cured or waived, without further action upon the part of either the trustee or any holder, if (i) the default that resulted in the acceleration of such other indebtedness is cured or waived and (ii) the acceleration is rescinded or annulled;

(5)	certain events of bankruptcy, insolvency and reorganization of us or our significant subsidiaries;

(6)	in the case where a guarantor guarantees such debt securities, except as otherwise provided in the indenture, any subsidiary guarantee ceases to be in full force and effect, or any subsidiary guarantor denies or disaffirms its obligations under its subsidiary guarantee; and

(7)	any other event of default provided with respect to debt securities of that series.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of debt securities of such series notice of such default known to it, unless cured or waived; provided that except in the case of default in the payment of principal, or interest or premium, if any, on any debt security of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the trustee will be protected in withholding such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in outstanding principal amount of the debt securities of any series may, subject to certain exceptions, on behalf of the holders of debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the debt securities of any series may on behalf of the holders of debt securities of such series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series except a default not theretofore cured in payment of the principal of, or interest or premium, if any, on any debt security of such series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each such debt security.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or the debt securities of any series or for any remedy thereunder unless:

•	such holder shall have previously given to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made such a written request;

•	such holder or holders have provided indemnity satisfactory to the trustee to institute such proceeding as trustee;

•	the trustee has failed to institute such proceeding within 90 calendar days of such notice; and

•

during or prior to such 90-day period, the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of, or premium or interest, if any, on such debt securities on or after the respective due dates expressed in such debt securities after any applicable grace periods have expired.

Notwithstanding the foregoing, the sole remedy for an event of default resulting from:

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any breach of any obligation of Southwestern Energy Company to file or furnish any documents or reports required to be filed or furnished, as the case may be, with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or

•	any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or the reporting obligations under the indenture;

will be liquidated damages, and holders will not have any right under the indenture to accelerate the maturity of the securities of any series as a result of any such breach except as described below. If an event of default relating to any such obligation continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages at an annual rate equal to:

•

0.25% per annum of the outstanding principal amount of the securities from the 90th day following such notice to but not including the 180th day following such notice (or such shorter period until such event of default has been cured or waived); and

•

0.50% per annum of the outstanding principal amount of the securities from the 180th day following such notice to but not including the 365th day following such notice (or such shorter period until such event of default has been cured or waived).

On such 365th day (or earlier, if such event of default is cured or waived prior to such 365th day), liquidated damages will cease to accrue, and the securities will be subject to acceleration as provided above if the event of default is continuing. Any such liquidated damages shall be paid to holders in the manner and at the times set forth in the indenture.

Modification and Waiver

The trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us as permitted by the indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add guarantees with respect to the securities or to secure the securities;

•

to add to the covenants of Southwestern Energy Company or any guarantor for the benefit of holders of all or any series of securities or to surrender any right or power conferred on us in the indenture;

•	to add any additional events of default with respect to all or any series of securities;

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities and that does not adversely affect any such holder in any material respect;

•

evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to establish the form or terms of securities of any series;

•

to make any change necessary to make the indenture or the debt securities of any series consistent with the description of such securities in this prospectus or any related prospectus supplement relating to such debt securities;

•

to correct or supplement any provision of the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under the indenture, so long as such actions shall not adversely affect the interests of any holder; or

•

to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of that provision.

In addition, except as described below, modifications and amendments of the indenture or the debt securities of any series may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities affected by such modification or amendment. However, no such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the principal amount of securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any securities;

•

reduce the principal amount of or change or have the effect of changing the stated maturity of the principal of, or any installment of principal of, any securities, or change the date on which any securities may be subject to redemption, or reduce any premium payable upon the redemption thereof or the redemption price therefor;

•	change the currency in which the debt securities are payable from that stated in the securities;

•

make any change to the provisions of the indenture entitling each holder to receive payment of principal of, premium and interest on such securities on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of outstanding securities to waive defaults or events of default;

•

amend, change or modify in any material respect any obligation we have to make and consummate a change of control offer in respect of a change of control event that has occurred, to the extent required under the terms of any series of debt securities;

•

eliminate or modify in any manner the obligations of a guarantor with respect to its guarantee which adversely affects holders in any material respect, except as expressly otherwise provided for in the indenture; or

•	• change any obligation of us to maintain an office or agency in the place and for the purposes specified in the indenture.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on such debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, in respect of the debt securities of such series on the stated maturity date of such principal and any installment of principal, or interest or premium, if any. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to such series of debt securities. Thereafter, any such omission shall not be an event of default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest, if any, in respect of debt securities of such series on the stated maturity date of such principal or installment of principal, or interest or premium, if any. Our obligations under the indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in a taxable event with respect to the holders.

In the event we exercise our option to omit compliance with certain covenants as described in the preceding paragraph and the debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of monies and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. We shall in any event remain liable for such payments as provided in the debt securities of such series.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of such series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on debt securities of such series;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series by us; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to such series have been satisfied.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A., is the trustee under the indenture. We maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of, or interest on, any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to any indenture are in default, it must eliminate such conflict or resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of common stock to be received by holders of such series of debt securities to be adjusted.

BOOK-ENTRY ISSUANCE

Our common stock is cleared and settled though DTC, a securities depositary. The transfer agent and registrar of our common stock is Computershare Trust Company N.A.

Most series of debt securities will also be book-entry securities. Upon issuance, all book-entry debt securities of the same issue will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – a bank, brokerage house or other institution that maintains securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities owned by a beneficial owner that represent an interest in a global security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. Such a beneficial owner generally will not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days.

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed within 90 days.

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

•

Or certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default under the indenture followed by a request from holders of debt securities as provided in the indenture.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $1,000 and whole multiples of $1,000. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the accompanying prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may sell the securities:

•	to or through underwriters or dealers for resale;

•	through agents; or

•	directly to other purchasers.

The related prospectus supplement will set forth the terms of the offering of the securities, including the following:

•	the names of any underwriters or agents;

•	the purchase price;

•	the net proceeds to us;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any of these sales in the prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Each series of debt securities will be a new issue of securities with no established trading market. Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and dealers may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the debt securities on a securities exchange.

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make as a result of those civil liabilities.

Agents and underwriters may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

We will estimate our expenses associated with any offering of common stock or debt securities in the prospectus supplement or pricing supplement relating to such offering.

LEGAL OPINIONS

The validity of the securities offered herein will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York or such other law firm or firms as may be specified in the relevant prospectus supplement. If the securities are distributed in an underwritten offering, underwriters will be advised by their own legal counsel with respect to any offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of our oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve audit prepared by Netherland, Sewell & Associates, Inc., Houston, Texas, an independent petroleum engineering firm. We have included or incorporated those estimates in this offering memorandum in reliance upon the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Amount*
SEC registration fee	$		*
Legal fees and expenses	$	*	*
Accounting fees and expenses	$	*	*
Printing fees	$	*	*
Rating agency fees	$	*	*
Trustee’s fees and expenses	$	*	*
Miscellaneous	$	*	*

Total	$	*	*

*	Deferred in accordance with Rules 456(b) and 457(r).
**	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Delaware

Southwestern Energy Company (“Southwestern Energy”) is a Delaware corporation and its directors and officers are indemnified pursuant to Section 145 of the General Corporation Law of the State of Delaware, or the DGCL.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the immediately preceding paragraph above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Under Article SEVENTH of Southwestern Energy’s certificate of incorporation, Southwestern Energy will indemnify its directors and officers to the fullest extent authorized or permitted by law, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Southwestern Energy and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Arkansas

Each of registrants SEECO, Inc. (“SEECO”) Southwestern Energy Production Company (“SEPCO”) and Southwestern Energy Services Company (“SES”) is an Arkansas corporation, and each of their respective directors and officers are entitled to indemnification under the Arkansas Business Corporation Act of 1987, as amended from time to time (the “Arkansas Business Corporation Act”).

Section 4-27-850 of the Arkansas Business Corporation Act permits a corporation, under specified circumstances, to indemnify any person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that such person was acting in the capacity of a director, officer, employee or agent if such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The bylaws of each of SEECO, SEPCO and SES provide that each such entity shall, to the fullest extent permitted by the Arkansas Business Corporation Act, indemnify all persons whom it may indemnify pursuant thereto.

In addition, pursuant to Section 4-27-202 of the Arkansas Business Corporation Act, the Articles of Incorporation of each of SEECO, SEPCO and SES, as they may have been amended, provide that each such registrant’s directors will not be personally liable to such registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 4-27-833 of the Arkansas Business Corporation Act, which makes directors liable for unlawful dividends or unlawful distributions, (d) for transactions from which directors derive improper personal benefit or (e) for any action, omission, transaction, or breach of a director’s duty creating any third-party liability to any person or entity other than the corporation or stockholder.

General

Southwestern Energy, on behalf of itself and each of SEECO, SEPCO and SES, maintains directors’ and officer’s reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

In addition, Southwestern Energy, on behalf of itself and each of SEECO, SEPCO and SES, has entered into indemnification agreements with each of its and their directors and officers under which it agreed to provide indemnification and expense reimbursement.

Item 16. EXHIBITS

See “Exhibits Index,” which is incorporated herein by reference.

Item 17. Undertakings

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF ISSUER

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on November 9, 2012.

SOUTHWESTERN ENERGY COMPANY

By:	/s/ R. Craig Owen
R. Craig Owen
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Southwestern Energy Company, hereby, severally constitute and appoint R. Craig Owen as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, (i) to act on, sign and file with the Securities and Exchange Commission (the “SEC”) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 (the “Registration Statement”), together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with all schedules and exhibits thereto, (ii) to act on, sign and file with the SEC or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with this registration statement and any amendments thereto, (iii) to act on and file any supplement to any prospectus included in the Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) to take any and all other actions that may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title	Date

/s/ Steven L. Mueller Steven L. Mueller	President, Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2012

/s/ R. Craig Owen R. Craig Owen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 9, 2012

/s/ Josh C. Anders Josh C. Anders	Vice President and Controller (Principal Accounting Officer)	November 9, 2012

Signature	Title	Date

/s/ Lewis E. Epley, Jr. Lewis E. Epley, Jr.	Director	November 9, 2012

/s/ John D. Gass John D. Gass	Director	November 9, 2012

/s/ Robert L. Howard Robert L. Howard	Director	November 9, 2012

/s/ Catherine A. Kehr Catherine A. Kehr	Director	November 9, 2012

/s/ Greg D. Kerley Greg D. Kerley	Director	November 9, 2012

/s/ Harold M. Korell Harold M. Korell	Director, Chairman of the Board	November 9, 2012

/s/ Vello A. Kuuskraa Vello A. Kuuskraa	Director	November 9, 2012

/s/ Kenneth R. Mourton Kenneth R. Mourton	Director	November 9, 2012

/s/ Elliott Pew Elliott Pew	Director	November 9, 2012

/s/ Charles E. Scharlau Charles E. Scharlau	Director	November 9, 2012

/s/ Alan H. Stevens Alan H. Stevens	Director	November 9, 2012

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on November 9, 2012.

SEECO, INC.

By:	/s/ R. Craig Owen
R. Craig Owen
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of SEECO, Inc., hereby, severally constitute and appoint R. Craig Owen as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, (i) to act on, sign and file with the Securities and Exchange Commission (the “SEC”) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 (the “Registration Statement”), together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with all schedules and exhibits thereto, (ii) to act on, sign and file with the SEC or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with this registration statement and any amendments thereto, (iii) to act on and file any supplement to any prospectus included in the Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) to take any and all other actions that may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title	Date

/s/ William J. Way William J. Way	Executive Vice President; Director (Principal Executive Officer)	November 9, 2012

/s/ R. Craig Owen R. Craig Owen	Senior Vice President and Chief Financial Officer; Director (Principal Financial Officer)	November 9, 2012

/s/ Josh C. Anders Josh C. Anders	Controller (Principal Accounting Officer)	November 9, 2012

/s/ Mark K. Boling Mark K. Boling	Director	November 9, 2012

SIGNATURE OF GUARANTOR

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on November 9, 2012.

SOUTHWESTERN ENERGY PRODUCTION COMPANY

By:	/s/ R. Craig Owen
R. Craig Owen
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Southwestern Energy Production Company, hereby, severally constitute and appoint R. Craig Owen as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, (i) to act on, sign and file with the Securities and Exchange Commission (the “SEC”) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 (the “Registration Statement”), together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with all schedules and exhibits thereto, (ii) to act on, sign and file with the SEC or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with this registration statement and any amendments thereto, (iii) to act on and file any supplement to any prospectus included in the Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) to take any and all other actions that may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title	Date

/s/ William J. Way William J. Way	Executive Vice President; Director (Principal Executive Officer)	November 9, 2012

/s/ R. Craig Owen R. Craig Owen	Senior Vice President and Chief Financial Officer; Director (Principal Financial Officer)	November 9, 2012

/s/ Josh C. Anders Josh C. Anders	Controller (Principal Accounting Officer)	November 9, 2012

/s/ Mark K. Boling Mark K. Boling	Director	November 9, 2012

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on November 9, 2012.

SOUTHWESTERN ENERGY SERVICES COMPANY

By:	/s/ R. Craig Owen
R. Craig Owen
Senior Vice President and
Chief Financial Officer

We, the undersigned officers and directors of Southwestern Energy Services Company, hereby, severally constitute and appoint R. Craig Owen as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, (i) to act on, sign and file with the Securities and Exchange Commission (the “SEC”) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 (the “Registration Statement”), together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with all schedules and exhibits thereto, (ii) to act on, sign and file with the SEC or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with this registration statement and any amendments thereto, (iii) to act on and file any supplement to any prospectus included in the Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) to take any and all other actions that may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title	Date

/s/ William J. Way William J. Way	Executive Vice President; Director (Principal Executive Officer)	November 9, 2012

/s/ R. Craig Owen R. Craig Owen	Senior Vice President and Chief Financial Officer; Director (Principal Financial Officer)	November 9, 2012

/s/ Josh C. Anders Josh C. Anders	Controller (Principal Accounting Officer)	November 9, 2012

/s/ Steven L. Mueller Steven L. Mueller	Director	November 9, 2012

/s/ Mark K. Boling Mark K. Boling	Director	November 9, 2012

Exhibit Index

EXHIBIT NO.

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Southwestern Energy Company. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 24, 2010).

3.2	Amended and Restated Bylaws of Southwestern Energy Company, effective May 22, 2012 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 29, 2012).

4.1	Form of Indenture, between Southwestern Energy Company and The Bank of New York Mellon, N.A., as trustee (relating to debt securities).

4.2	Specimen of common stock certificate (Incorporated by reference to Exhibit 4.4 to Registrant’s Current Report on Form 8-K/A dated August 3, 2006).

4.3*	Form of debt securities.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

12.1	Statement of computation of ratio of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).

23.3	Consent of Netherland, Sewell & Associates, Inc.

24.1	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by amendment or as an exhibit to a document filed by Southwestern Energy Company that will be incorporated by reference herein.